Exhibit 99.1

                        STOCK REDEMPTION AGREEMENT

This agreement is entered into this 18th day of July, 1995 by and between Chase Corporation, a Massachusetts corporation (the
"Company") and Francis M. Chase ("Mr. Chase") who resides at 449
Jerusalem Road, Cohasset, Massachusetts.

 Mr. Chase is the beneficial and record owner of 1,302,693 shares of the Company's common stock, such shares are referred to herein as the "Shares."

This agreement relates to the redemption by the Company of the Shares.

The parties hereto agree as follows:

1.Redemption of Common Stock.

2. At the Closing, the Company will redeem the Shares at a purchase price of $3.75 a share for a total consideration of $4,885,098.75 payable by certified or bank check, or wire transfer of immediately available funds.

3. The Closing shall take place at 10:00 a.m. on July 25, 1995 at the offices of Messrs. Palmer & Dodge, One Beacon Street, Boston,
Massachusetts 02108.

4. At the Closing, Mr. Chase will deliver to the Company stock certificates representing the Shares.

5.Representations and Warranties of Mr. Chase.

 Mr. Chase represents and warrants to the Company that:

    6. Mr. Chase owns of record and beneficially all of the Shares to be transferred hereunder, free and clear of any liens, security interests or encumbrances or any other restrictions on transfer except under applicable securities laws.

7. The execution, delivery and performance of this agreement by Mr.Chase does not conflict with or result in the breach of any agreement, instrument, order, judgment or decree to which Mr. Chase is subject.

8. This agreement has been duly executed and delivered by Mr.Chase and constitutes a valid and binding obligation of his, enforceable in accordance with its terms.

9.Representations and Warranties of the Company.

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The Company hereby represents and warrants to Mr. Chase that:

10. The execution, delivery and performance of this agreement by the Company does not conflict with or result in the breach of any agreement, instrument, order, judgment or decree to which the Company is subject, including but not limited to its by-laws or Articles of Organization.

11. This agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms; and the execution, delivery and performance of this agreement has been duly authorized by all necessary corporate action of the Company.

12.       Director Emeritus.

At the Closing Mr. Chase will resign as a director of the Company and shall be elected to the position of Director Emeritus. As Director
Emeritus, Mr. Chase will be entitled to notice of and to attend all meetings of the directors, but will not be entitled to vote and will not receive any director fees. As Director Emeritus Mr. Chase shall be named in the Company's annual report and proxy materials.

With respect to all observances of the 50th anniversary of the Company, Mr. Chase's substantial contributions as a founder, Chairman, President and Chief Executive Officer shall be recognized.

13.       Miscellaneous.

14. At the Closing, Mr. Chase will be furnished the opinion of Messrs. Palmer & Dodge with respect to the matters specified in paragraphs 3(a) and (b) hereof.

15. At the Closing, the Company will pay Mr. Chase's legal fees in connection with this transaction as set forth in a letter of even date to the Company from counsel to Mr. Chase.


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16.  All notices hereunder shall be in writing and shall be deemed given when personally delivered or when mailed by registered or certified mail, return receipt requested, postage prepaid as follows:

          If to the Company:  Chase Corporation
                                             50 Braintree Hill Park
                                             Suite #220
                                             Braintree, MA  02184
                                             Attention:  President

          with a copy to:          Palmer & Dodge
                                             One Beacon Street
                                             Boston, MA  02108
                                             Attention:  George M. Hughes, Esq.

          If to Mr. Chase:         449 Jerusalem Road
                                             Cohasset, MA  02025

          with a copy to:          Gerald H. Abrams, Esq.
                                             30 Beechcroft Road
                                             Newton, MA 02158

or to such other address as either party may by notice as provided hereunder designate to the other party.

17. This agreement may be executed in two or more counterparts, each of which when so executed and delivered shall constitute an original and each of which together shall constitute one agreement.

18. This agreement shall be binding upon and shall inure to the benefit of the Company, Mr. Chase, and their heirs, representatives, successors and assigns.

19. All questions concerning the construction, validity and interpretation of this agreement and the performance of the obligations hereunder will be governed by the internal substantive laws of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first written above.

                                   CHASE CORPORATION


                                   By:  /s/ Peter R. Chase

                                   President and CEO

                                   /s/ Francis M. Chase

                                   Francis M. Chase



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